EXHIBIT 10.6

FIRST AMENDMENT TO REVOLVING CREDIT

AND TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (Amendment”) is made effective this 30th day of September, 2005, by and between ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation (“Borrower”) and BANK OF OKLAHOMA, N.A. (“Lender”).

RECITALS

A. Reference is made to the Revolving Credit and Term Loan Agreement between Borrower and Lender dated September 30,2004 (“Credit Agreement”), pursuant to which exists a $7,000,000 Revolving Line and an $8,000,000 Term Loan. Terms used herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

B. Borrower has requested Lender to renew the $7,000,000 Revolving Line and Lender is willing to accommodate such request pursuant to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Lender do hereby agree as follows:

1. AMENDMENT TO THE CREDIT AGREEMENT.

1.1 Section 1.31 (LIBOR Rate) is hereby amended to evidence the phrase “the first Business Day of each subsequent calendar month” shall now mean and read “the first day of each subsequent calendar month.”

2. CONDITIONS PRECEDENT

2.1	Borrower shall execute and/or deliver to Lender the following:

2.1.1	This Amendment;

2.2	The $7,000,000 Line Note set forth as Schedule “2.1.2” hereto;

2.1.3.	any other instruments, documents or agreements reasonably requested by Lender in connection herewith.

3. Representations. As inducement for Lender to agree to this Amendment, the Borrower represents and warrants to Lender as follows: (i) all representations and warranties set forth in the Credit Agreement and other Loan Documents remain true and correct as of the date hereof, and all schedules remain true and correct; (ii) no Initial Default or Matured Default exists under the Credit Agreement or any other Loan Documents, and none shall arise as a result of the execution and performance under this Agreement and/or any documents executed and/or delivered by Borrower in connection herewith.

4. Ratification of and Amendment to Documents. Borrower hereby ratifies and confirms the Credit Agreement, together with all security agreements, financing statements, instruments, documents and/or agreements executed and/or delivered by Borrowers to Lender in connection therewith (“Loan Documents”), and Borrower acknowledges, agrees, represents and warrants that the Loan Documents are in full force and effect, binding and enforceable in accordance with their terms.

5. Ratification of Guaranty. Each Guarantor, by execution of the ratification following the signature page hereof, hereby agrees to the renewal of the $7,000,000 Revolving Line, and hereby ratifies and confirms its guaranty Agreement; and further confirms that, after giving effect to the amendments provided for herein, the Guaranty Agreement shall continue in full force and effect, and that each representation and warranty set forth therein remains true and correct as of the date hereof.

6. Governing Law and Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, and it, together with all documents executed and delivered in connection herewith, shall be binding upon the parties hereto, their respective successors and assigns.

7. USA Patriot Act Notification. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and, if borrower is not an individual, Lender will ask for borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

8. Costs, Expenses and Fees. Borrowers agree to pay all costs, expenses and fees (including reasonable attorney fees) incurred by Bank in connection with the preparation of this Amendment or the administration hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“Borrower”

ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation

By	/s/ Ken Chymiak
Ken Chymiak, President and Chief Executive Officer

“Lender”

BANK OF OKLAHOMA, N.A.

By	/s/ W. Mack Renner
W. Mack Renner, Assistant Vice President

RATIFICATION OF GUARANTY

As inducement for the Lender to enter into the First Amendment to Revolving Credit and Term Loan Agreement (“Amendment”) dated effective September 30, 2005, to which this Ratification is affixed, the undersigned Guarantors each hereby agree to Section 5 of the Amendment and further hereby ratifies and confirms its Guaranty Agreement.

Tulsat Corporation, an Oklahoma corporation

By	/s/ David Chymiak
David Chymiak, President

ADDvantage Technologies Group of Missouri, Inc., a Missouri corporation

By	/s/ David Chymiak
David Chymiak, Vice President

ADDvantage Technologies Group of Nebraska, Inc., a Nebraska corporation

By	/s/ Ken Chymiak
Ken Chymiak, Vice President

ADDvantage Technologies Group of Texas, Inc., a Texas corporation

By	/s/ Ken Chymiak
Ken Chymiak, Vice President

NCS Industries, Inc., a Pennsylvania corporation

By	/s/ David Chymiak
David Chymiak, President

Tulsat Atlanta, LLC, an Oklahoma limited liability company (a subsidiary of Tulsat Corporation)

By:	ADDvantage Technologies Group, Inc. Its sole member and Manager

	By	/s/ David Chymiak
David Chymiak, Chairman of the Board

Schedule “2.1.2”

($7,000,000 Line Note)

PROMISSORY NOTE

$7,000,000	September 30, 2005

Tulsa, Oklahoma

FOR VALUE RECEIVED, the undersigned, ADDVANTAGE TECHNOLOGIES GROUP, INC., AN Oklahoma corporation (“Maker”), promises to pay to the order of BANK OF OKLAHOMA, N.A. (“Lender”), at its offices in Tulsa, Oklahoma, the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000,00) or, if less, the aggregate sum of advances made by Lender to Maker under the Revolving Credit and Term Loan Agreement between Maker and Lender dated September 30, 2004 (as amended, the “Credit Agreement”), payable as follows:

a.	Principal. Principal shall be payable on September 30, 2006.

b.	Interest. Interest shall be payable monthly on the last day of each month, commencing October 31, 2005, and at maturity. Interest shall accrue on the principal balance outstanding hereunder and on any past due interest hereunder at a rate at all times equal to the Note Rate (defined in the Credit Agreement).

If any payment shall be due on Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding banking day and interest shall accrue to such day. All interest due hereon shall be computed on the actual number of days elapsed (365 or 366) based upon a 360-day year.

Such installment payments are to be applied first to the payment of interest on the principal balance from time to time remaining unpaid at the aforesaid rate, and any balance shall be used to reduce the principal balance; except that if any advances made by the holder hereof under the terms of any instrument, document or agreement executed by Maker in connection herewith have not been repaid, any monies received may, at the option of holder, be applied to any installment then due. Any prepayments shall be applied to installments in the inverse order of occurrence.

All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at Lender’s office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the holder hereof shall have received credit therefor from the holder’s collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

From time to time the maturity date of this Note may be extended or this Note may be renewed, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests or liens given of the benefit of the holder in connection herewith; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, endorser or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

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If any payment required by this Note to be made is not made within five (5) days of when due, or if any default occurs under any loan agreement or under the provisions of any mortgage, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owning hereunder immediately due and payable. Interest from the date of default of such principal balance and on any past due interest hereunder shall accrue at the rate of five percent (5%) per annum above the nondefault interest rate accruing hereunder. The Maker and any endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal, extension, acceleration, postponement of the time of payment, substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without prejudice to the holder and without notice to the Maker or any endorser, guarantor or surety. Maker and any guarantor, endorser, surety or any other person who is or may become liable hereon will, on demand, pay all costs of collection, including reasonable attorney fees of the holder hereof in attempting to enforce payment of this Note and reasonable attorney fees for defending the validity of any document securing this Note as a valid first and prior lien.

Upon the occurrence of any default hereunder, Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by Lender in any capacity to the Maker or any guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of Maker to Lender all money owned by Lender in any capacity to Maker; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Lender subsequently thereto.

The holder of this Note may collect a late charge not to exceed an amount equal to five percent (5%) of the amount of any payment which is not paid within ten (10) days from the due date thereof, for the purposes of covering the extra expenses involved in handling delinquent payments. This late charge provision shall not be applicable in the event the holder hereof, at its option, elects to receive interest at the increased rate as provided hereunder in the event of default.

This Note is given for any actual loan of money for business purposes and not for personal, agricultural or residential purposes, and is executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma.

This Note constitutes an extension of the $7,000,000 Promissory Note from Maker to Lender dated September 30, 2004.

[Signature Page to Follow]

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[Signature Page to $7,000,000 Promissory Note]

ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation

By	/s/ Ken Chymiak
Ken Chymiak, President and Chief Executive Officer

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